Note: Confidential treatment requested. Exhibit omits information that has been filed separately with the Securities and Exchange Commission.
                                                         1

                           JOINT DEVELOPMENT, LICENSE

                              AND SUPPLY AGREEMENT

         This Joint Development, License and Supply Agreement (this "Agreement") is entered into as of the 14TH day of January, 1997 ("Effective Date"), by and between OSTEX INTERNATIONAL, INC., a Washington corporation having its principal place of business at 2203 Airport Way South, Suite 400, Seattle, Washington 98134 ("Ostex"), and HOLOGIC, INC., a Delaware corporation having its principal place of business at 590 Lincoln Street, Waltham, MA 02154 ("Hologic").

                                    RECITALS

         A. The Washington Research Foundation, a nonprofit Washington corporation ("WRF"), is the owner, by way of assignment from the University of Washington, of all right, title, and interest in certain technology developed out of research conducted by Dr. David Eyre and generally described as the "Urinary Assay for Bone Resorption" (as more particularly defined herein, the "WRF Bone Resorption Technology").

         B. Pursuant to that certain Restated Exclusive License Agreement between Ostex and WRF, effective June 29, 1992 as amended, the ("WRF/Ostex Exclusive License Agreement"), WRF granted Ostex an exclusive, worldwide license to make, have made, assign, sublicense, lease, develop, enhance, modify, produce, reproduce, demonstrate, market, promote, sell, distribute, use, exploit and otherwise commercialize and prepare derivations of the WRF Bone Resorption Technology.

         C. Ostex engages in the research, development, manufacture, and sale of diagnostic and therapeutic products in the field of bone and mineral metabolism in applications related to bone resorption and collagen and connective tissue degradation, and has developed a proprietary immunoassay to determine the levels of NTx epitope collagen metabolite resulting from bone resorption ("NTx Assay Technology" as further defined in SECTION 1.15 hereof), which it has implemented in a microtiter format suitable for use in centralized laboratories ("OsteomarkAE Laboratory Test").

         D. Serex, Inc., a New Jersey Corporation with its principal place of business at 230 West Passaic Street, Mayfield, New Jersey 07607 ("Serex") also engages in research and development of diagnostic products in various fields, including the field of bone and mineral metabolism, and applications related to bone resorption and collagen and connective tissue degradation; and has developed a proprietary immunodiagnostic format for detection of analytes associated with various disease states and conditions (including without limitation the technology embodied in the patents and patent applications listed in ATTACHMENT D hereto (the "Serex Patent Rights")), together known as the Serex Antibody Release Assay ("SARA Format"). Serex has also developed and is continuing to develop an immunoassay to determine the levels of metabolites resulting from bone resorption (targeted to a peptide linked pyridinoline epitope collagen and potentially to other metabolites) suitable for various uses, including point of care and home or other over-the-counter ("OTC") use ("PLP Assay").

         E. Hologic engages in the research, development, manufacture, sale, and lease of diagnostic equipment and other products in the field of bone metabolism, including its lines of QDR x-ray bone densitometers, Sahara ultrasound bone sonometers and associated systems for analysis of bone metabolism data. Pursuant to an agreement dated September 30, 1994 as amended, (as amended, the "Hologic/Serex Agreement"), Hologic has entered into a cooperation with Serex under which Hologic has funded Serex's development of the PLP Assay for use with the SARA Format, and has obtained certain exclusive rights and licenses to distribute the products resulting from this cooperation. In an associated undertaking, Hologic has undertaken to develop a meter suitable for point of care use to read assays in the SARA Format.

         F. Ostex and Hologic desire to engage in a development project under which Hologic will cause Serex to implement the NTx Assay Technology to work with the SARA Format in a strip format (the "NTx Meter Strip") and with a Hologic-developed stand-alone meter for point of care use (the "NTx Meter"), which NTx Meter Strip and NTx Meter are collectively referred to herein as the "NTx Meter System". Hologic will arrange for manufacture of said NTx Meter Strips and NTx Meters.

         G. Ostex desires to contribute to this development project by granting to Hologic a license to use the NTx Assay Technology in connection with this development project, by providing "Critical Reagents" (as this term is defined in SECTION 1.15 hereof) needed for this development project at no charge, by contributing to the costs of said project, and by selling Critical Reagents needed for manufacture of the NTx Meter Strips at its manufacturing cost, all as more specifically described in this Agreement.

         H. In return, Hologic and Ostex will each sell said NTx Meter Strips and Meters, and shall share the profits thereof through the mechanism of reciprocal royalties, all as more specifically described in this Agreement. Hologic may also integrate its meter technology with and into other Hologic products, and may sell such products without royalty.

         I. Simultaneously with this Agreement, Ostex and Hologic have entered into that certain Co-Promotion Agreement providing for the co-promotion of Hologic products and Ostex's OsteomarkAE Laboratory Test in its microtiter format in accord with the terms set out therein (the "Co-promotion Agreement").

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.  The following definitions shall apply throughout this Agreement.

                  1.1 "Affiliate" means, with respect to any person or entity, any individual, corporation, company, firm, partnership or other entity controlled by, in control of, or under common control with, such person or entity, where "control" means direct or indirect legal or beneficial ownership of fifty percent (50%) or more of the shares, business interests, or voting securities of another corporation, company, firm, partnership or other entity, or the right to fifty percent (50%) or more of the income of such corporation, company, firm, partnership or other entity. Notwithstanding the foregoing, Serex shall be considered an affiliate of Hologic.

                  1.2 "WRF Bone Resorption Technology" means all technology to which Ostex has rights relating to assays, methods, and materials, including Critical Reagents, for measuring bone collagen metabolites; having first been developed from research conducted by Dr. David Eyre, owned by the Washington Research Foundation, and licensed exclusively to Ostex. The WRF Bone Resorption Technology includes, without limitation, the urinary diagnostic assay known as the Osteomark immunoassay.

                  1.3 "Confidential Information" means (a) any and all normally non-public information communicated or disclosed by one party ("Discloser") to the other party ("Recipient") describing or relating to the Disclosing Party's business and marketing plans and strategies, financial information, or customer information, and (b) any and all information communicated or disclosed by the Discloser to Recipient describing or relating to the Disclosing Party's research and development, Know-How, inventions, trade secrets, technical data, formulae, drawings, designs, software, models, samples, kits, processes, product development data and information and other data and information related to the business of Discloser, labeled or specified in writing as "Confidential" or the equivalent, or if orally disclosed, labeled "Confidential" or the equivalent, and reduced to writing within thirty (30) days of such oral disclosure;
provided, however, that "Confidential Information" shall not be deemed to include information which the Recipient can demonstrate by written proof: (i) is now, or hereafter becomes, through no fault on the part of the Recipient, generally known or available; (ii) is known by the Recipient at the time of receiving such information; (iii) is furnished to others by Discloser without restriction on disclosure; (iv) is hereafter furnished to the Recipient by a third party unrelated to Discloser, as a matter of right and without any breach of any duty of non-disclosure; (v) is independently developed by the Recipient without use of or reference to any Confidential Information; or (vi) is the subject of express written permission to disclose provided by Discloser. Without limiting the generality of the foregoing, Confidential Information may include information developed during the course of this Agreement.

                  1.4 "COGS" means all costs of materials and components (including purchase costs and royalties) and personnel expended on fabrication, quality control, and regulatory documentation, plus a portion of overhead based on the portion of resources allocated to manufacturing and shipping, calculated in accord with generally accepted accounting principles.

                  1.5 "Critical Reagents" means the set of reagents supplied by Ostex for use in the development of the NTx Meter Strips, currently consisting of: monoclonal antibodies or fragments thereof, for example the monoclonal antibody produced by hybridoma 1H11, that shows specific immunoaffinity for the NTx Epitope (at concentrations to be agreed on, appropriate for use in the NTx Meter Test) antibody diluent; analyte (NTx Epitope)-containing controls; and other reagents. Reagents will be supplied by Ostex "in bulk," provided that Ostex shall also supply a reasonable number of Osteomark(R) Laboratory Test Kits in a microtiter plate format for Serex use for comparison and control purposes. As of the effective date of this Agreement, Critical Reagents include the 1H11 monoclonal antibody, diluent, calibrators and controls. These reagents may be changed upon mutual agreement of the parties and upon reasonable notice to scale up to commercial quantities. The term "Critical Reagents" shall also include any improvement to or successor antibody(ies) with immunoaffinity to the NTx Epitope or similar epitopes resulting from bone resorption which may be developed or marketed by Ostex in any form during the term of this Agreement.

                  1.6 "Discovery" means any scientific, technological, or commercial invention, discovery, development, improvement, Know-How, or product resulting from the activities contemplated by the parties under this Agreement, whether or not the same is patentable.

                  1.7  "Distribution   Network"  shall  mean  a  party  to  this
Agreement acting as a seller together with its authorized resellers and sublicensees.

                  1.8 "Field of Use" means use with the SARA Format, and the associated NTx Meter or other Hologic meter technology for use as a point of care device.

                  1.9 "First Commercial Sale" means the first Sale of a NTx Meter System by the Distribution Network for a value in an arms length transaction with an independent third party following approval for Sale by the United States Food and Drug Administration of the NTx Meter System.

                  1.10     "Gross Profit" means Net Sales less COGS.

                  1.11 "Gross Sales" means gross receipts, royalties, fees and other valuable consideration of any kind received directly or indirectly by, or credited to the benefit of the seller and permitted Affiliates in connection with all Sales to end-users and third-party distributors. Without limiting the generality of the foregoing, Gross Sales include without limitation, interest, late charges, time-price differentials and other receipts or credits of a similar nature.

                  1.12 "Know-How" means any method, information, procedure, process, composition of matter, biological material, or other subject matter.

                           1.12.1  "Hologic  Know-How"  means  Know-How  that
has been developed or acquired by Hologic, prior to or during the term of this Agreement.

                           1.12.2   "Ostex  Know-How"  means Know-How that has
been developed or acquired by Ostex, prior to or during the term of this Agreement.

                           1.12.3   "Serex  Know-How"  means Know-How that has
been developed or acquired by Serex, prior to or during the term of this Agreement.

                  1.13 "Hologic Intellectual Property Rights" means all Hologic Know-How, trade secrets, Confidential Information, Hologic patent rights and other intellectual property rights owned or controlled by Hologic individually or in conjunction with others and related to the field of bone and mineral metabolism, meter technology, biochemical markers, or medical practice, including but not limited to Hologic's rights to Serex Intellectual Property Rights pursuant to the Hologic/Serex Agreement.

                  1.14 "Serex Intellectual Property Rights" means all Serex Know-How, trade secrets, Confidential Information, Serex Patent Rights, and other intellectual property rights owned or controlled by Serex and individually or in conjunction with others and related to the field of bone and mineral metabolism, meter technology, biochemical markers, diagnostic products and methods, or medical practice, including but not limited to the PLP Assay and the SARA Format.

                  1.15 "NTx Assay Technology" means a urine- or serum-based immunoassay for bone collagen metabolites comprising an NTx Epitope, and any successor immunoassay utilizing WRF Bone Resorption Technology, together with associated controls and other products, the manufacture, use, offer for sale or Sale of which would, but for the licenses granted herein, infringe a Valid Claim.

                  1.16 "Net Sales" means Gross Sales, less normal and customary trade, quantity, and cash discounts allowed and actually taken, allowances for credits granted or returns, and commissions paid or allowed to third-party distributors.

                  1.17 "NTx Epitope" means a conformational structure included within the natural crosslinked telopeptides from type I collagen, to which the monoclonal antibody (mAb) produced from the hybridoma 1H11 binds specifically by immunoaffinity.

                  1.18 "Ostex Intellectual Property Rights" means all Ostex Patent Rights, Ostex Know-How, trade secrets, Confidential Information statutory and common-law trademark rights, and other intellectual property rights owned, licensed or controlled by Ostex during the term of this Agreement and related to the WRF Bone Resorption Technology.

                  1.19 "Ostex Patent Rights" means all rights of Ostex, as licensee under the WRF/Ostex Exclusive License Agreement, in and to any and all subject matter claimed in or  disclosed  by U.S.  patents  and
patent  applications   referred  to  in  the  WRF/Ostex  Exclusive  License
Agreement,  including  without  limitation  U.S. Patent  Application  Serial No.

118,234 filed November 6, 1987, and any divisions, continuations, continuations-in-part or reissues arising therefrom or issuing thereon, U.S. Patent No. 4,973,666 issued November 27, 1990, U.S. Patent No. 5,140,103 issued August 18, 1992, U.S. Patent No. 5,300,434 issued April 5, 1994, U.S. Patent No. 5,320,970 issued June 14, 1994, U.S. Patent No. 5,532,169 issued July 2, 1996,
U.S. Patent No. 5,455,179 issued October 3, 1995, U.S. Patent No. 5,473,052 issued December 5, 1995, U.S. Patent No. 5,576,189 issued November 19, 1996, U.S. Patent No. 5,472,884 issued December 5, 1995 along with any and all other patent rights applicable, owned by WRF and licensed to Ostex, and related to, derived from, or claiming priority from any such U.S. patent applications, including without limitation International Application No. PCT/US88/03722, International Application No. PCT/US90/7015, International Application No. PCT/US92/04104.
                  1.19A  "Hologic  Patent Rights" means all rights of Hologic in and to any and all subject matter claimed in or disclosed by U.S. patents and patent applications owned or assigned to Hologic relating to the subject matter of the Hologic/Serex Agreement.

                  1.20 "Sale" means any and all transactions whereby a party or its Affiliates sell, lease, rent, or otherwise transfer or dispose of to (i) any end-user, including without limitation any physician's office or clinical laboratory purchaser, or (ii) any third-party distributor, any right of ownership, or any other right to possession.

                  1.21 "Valid Claim" means a claim in any unexpired Ostex Patent Right which has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction.

         2.       LICENSE GRANTS.

                  2.1 NTX METER STRIP. Ostex hereby grants to Hologic and to Hologic's "permitted assigns" for the term of this Agreement, and Hologic hereby accepts, a nonexclusive, worldwide, nontransferable license in and under the Ostex Patent Rights and Ostex Know-How, to develop, manufacture and have manufactured, and to market, promote, offer to sell, sell, distribute and have marketed, promoted, sold and distributed in any country in the World except Japan, the NTx Meter System (incorporating the NTx Assay Technology and utilizing the Critical Reagents) within the Field of Use, all in return for the Ostex rights set out herein.

                  2.2      HOLOGIC OPTION TO MANUFACTURE.

                           2.2.1    CRITICAL  REAGENTS  FOR NTX METER  STRIP(S).
Ostex hereby grants Hologic an option,  exercisable by Hologic  pursuant to the terms of SECTION 6.3.3 below, to a temporary, non-exclusive, nontransferable, royalty-bearing license under the Ostex Patent Rights and Ostex Know-How to manufacture or have manufactured, purify or have purified, Critical Reagents at a manufacturing facility in the United States (or such other country as the parties may agree), for the sole purpose of manufacturing NTx Meter Strips for distribution within the Field of Use pursuant to the terms of this Agreement.

                           2.2.2    The terms of any license granted  pursuant
to SECTION 2.2.1 shall be subject to payment to Ostex of a royalty equal to the transfer price for such Critical Reagents had such Reagents been manufactured and delivered by Ostex, less a deduction equal to Hologic's COGS therefor, provided that if such COGS exceeds the transfer price and the resultant number is a negative number, Hologic shall take a credit against any amounts due to Ostex pursuant to SECTION 7.4 of this Agreement.

                           2.2.3    Any  license  granted  pursuant  to the
option of this SECTION 2.2 shall be revocable by Ostex upon ninety (90) days prior notice accompanied by demonstration by Ostex that it has recovered the manufacturing capacity to resume supply of Hologic's anticipated needs as forecasted pursuant to SECTION 6.3.1 hereof (provided, however, that such license may be revoked no sooner than six (6) months following Hologic's exercise of the option, and upon reasonable agreement as to appropriate phase-out of Hologic production, phase-in of Ostex production, and coverage of any Hologic start-up and termination costs, whereupon Hologic will again have available to it, in the event of subsequent default by Ostex as described in
SECTION 6.3.3, a license option under this SECTION 2.2.

                  2.3 EXPRESS RESERVATION OF RIGHTS. The scope of license granted by Ostex to Hologic hereunder is limited by the scope of the express grants set forth in this SECTION 2. Without limiting the generality of the foregoing:

                           2.3.1 RIGHTS SPECIFICALLY EXCLUDED FROM SCOPE OF GRANT TO HOLOGIC. Ostex retains all rights in the WRF Bone Resorption
Technology and Ostex Intellectual Property Rights, including without limitation all rights with respect to all products, applications, fields of use, markets and uses, that are not expressly included within the scope of the grant of rights to Hologic as set forth in this Agreement. This Agreement shall not under any circumstances be construed or interpreted to provide for the grant, license, or any other transfer to Hologic or Serex of any rights in the WRF Bone Resorption Technology, other than the right to use Critical Reagents supplied by Ostex hereunder within the scope of the license as granted in this SECTION 2.

                           2.3.2 HOLOGIC AND SEREX. Hologic and Serex shall retain their respective ownership and control of all Hologic and Serex
Intellectual Property Rights and other proprietary rights and interests in and relating to the SARA Format, meter technology, and PLP Assay.

                           2.3.3 ACTIONS REQUIRING OSTEX'S PRIOR WRITTEN CONSENT. Hologic shall not, without Ostex's prior written consent, which consent may be withheld at Ostex's sole discretion, manufacture or use any Critical Reagent other than as provided for within the scope of the license grants as set forth in this SECTION 2.

                           2.3.4 COMPULSORY LICENSES. Ostex and Hologic acknowledge that the Ostex Patent Rights are subject to the rights and limitations of United States Code, Title 35, Chapter 18, and administrative regulations thereunder, and equivalents thereof in other jurisdictions, and that the grants of licenses under SECTION 2 above are subject to such rights and limitations. In the event that Ostex receives notice that any governmental agency in any country or territory having valid authority and jurisdiction has granted, or intends to grant or to cause to be granted, a compulsory license with respect to all or any portion of the Ostex Patent Rights, Ostex shall so notify Hologic and shall grant that third party a license to exercise the Ostex Patent Rights to the extent required by the governmental agency. The grant of such license to a third party or the taking of rights by or on behalf of any government shall under no circumstances be considered a breach of this Agreement by Ostex, provided that Hologic shall be deemed to have received an equivalent license under the same terms and conditions.

                  2.4 OSTEX RIGHT TO DISTRIBUTE NTX METER SYSTEM. Hologic hereby grants to Ostex and its Affiliates for the term of this Agreement, and Ostex hereby accepts, a nonexclusive, nontransferable license in and under Hologic Intellectual Property Rights, to market, promote, sell, distribute and have marketed, promoted, sold and distributed under Ostex's trademarks in any country in the World, the NTx Meter System all in return for the Hologic rights set out herein.

         3.       SUPPLY OF CRITICAL REAGENTS.

                  3.1. CRITICAL REAGENTS FOR DEVELOPMENT OF NTX METER STRIP(S). Ostex shall supply to Hologic and to its designee, Serex, without charge, such reasonable quantities of Critical Reagents as shall be necessary or useful for the purpose of developing NTx Meter Strip(s) pursuant to the terms and conditions of this Agreement, together with such reasonable consulting advice as Hologic or Serex may request.

                  3.2 CRITICAL REAGENTS FOR MANUFACTURING NTX METER STRIP(S). Ostex shall sell to Hologic (or such manufacturer(s) as Hologic shall designate), and Hologic (or said manufacturer(s)) shall purchase from Ostex, Critical Reagents for the purpose of manufacturing NTx Meter Strip(s) pursuant to the terms and conditions of this Agreement.

                           3.2.1 Hologic or its designated manufacturer(s) shall pay Ostex a non-royalty transfer price for Critical Reagents sold pursuant to this SECTION 3 equal to Ostex' COGS therefor.

                           3.2.2 Payment for each shipment of Critical Reagents shall be made by Hologic or its designated manufacturer(s) within
30 days of the date of invoice, it being agreed that such invoice shall not be dated prior to shipment of the Critical Reagents to which such invoice relates. In the event that Hologic or its designated manufacturer(s) fails to comply with the payment terms of this SECTION 3, Ostex shall have the right, in addition to all other rights available under this Agreement, to suspend further shipment of Critical Reagents until such breach is cured.

                  3.3 THIRD-PARTY MANUFACTURING ON BEHALF OF OSTEX. In the event that Ostex licenses a third party to manufacture Critical Reagents to be supplied under this Agreement, Ostex shall ensure and provide evidence to Hologic demonstrating that such third-party manufacturer complies with good manufacturing practices (GMP) and all applicable governmental regulations relating thereto and is either in compliance with or working toward compliance with the quality standards established by the International Standards Organization, Rules 9000 et seq. and amendments or successors thereto ("ISO 9000").

                  3.4  PRODUCT  WARRANTY;  QUALITY  CONTROL.  Ostex  warrants to
Hologic and its designated manufacturer(s) that all Critical Reagents sold by Ostex hereunder shall (i) comply with the specifications set out in ATTACHMENT
3.4 hereof when used in accord with Ostex instructions for use, and amendments thereto as mutually agreed upon by the parties, (ii) be free from defects in material, workmanship and design, and (iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Ostex warrants that all Critical Reagents manufactured and supplied for the United States market under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with GMP requirements of the FDA including, without limitation, 21 CFR Part 820 and any amendments or successors thereto; and that all Critical Reagents manufactured and supplied under this Agreement, regardless of intended market, shall be manufactured, tested, documented, packaged and transported in compliance with Hologic's reasonable quality assurance requirements. Hologic shall have the right to audit and inspect Ostex facilities, books, and records to confirm such compliance. Ostex further represents that it is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. In the event that Hologic or its designated manufacturer(s) demonstrates within one year of receipt that any Critical Reagent supplied pursuant to this Agreement fails to meet these specifications and warranties, Ostex shall, as Hologic's sole remedy for such failure, immediately replace said product (demonstrated by Hologic or its designated manufacturer(s) as non-conforming in accord with Ostex's reasonable standard procedures) with product which conforms to the above specifications and warranties. These warranties shall not apply to any item that is subjected to abuse, stress, or misuse; or used in any manner inconsistent with applicable Ostex instructions.

                  3.5 DELIVERY. All Critical Reagents purchased under this Agreement shall be shipped F.O.B. Origin.

                  3.6 INVENTORY. At all times during the distribution term of this Agreement, Ostex shall supply and Hologic or its designated manufacturer(s) shall keep sufficient inventory of Critical Reagents to carry out reasonable demand or orders for NTx Meter Strip(s) without undue delay.

                  3.7 FACILITIES STANDARDS. At all times during the term of this Agreement, Hologic and its designated manufacturer(s) shall provide or cause to be provided such warehousing and transport facilities as are both commercially reasonable and adequate under the applicable regulations, product requirements, and industry standards of all relevant jurisdictions under this Agreement.

         4. PRODUCT MANAGEMENT COMMITTEE. Within thirty (30) day of the Effective Date, the parties shall form a Product Management Committee consisting of two (2) named representatives each from Hologic and Ostex respectively, and one (1) named representative (non-voting) from Serex, which committee shall have the responsibility to oversee and coordinate development, marketing, promotional, Sales, and distribution efforts and other activities required or permitted by this Agreement respecting the NTx Meter System. The committee shall meet at least once per quarter, at locations and at times to be agreed, and shall undertake the responsibilities set out in this Agreement, as well as the obligation to regularly review development status, marketing and sales forecasts, actual sales performance, competitive activities, and promotional plans. The committee shall attempt to operate by consensus, and shall take no action without approval of a majority of voting members. The committee may delegate certain of its functions to subcommittees or individual members. Each party shall cause its members to work diligently to promote the commercial success of the NTx Meter System. Either party may change its representatives assigned to said committee by fifteen (15) days advance written notice provided pursuant to SECTION 21 of this Agreement.

         5. ROLE OF THE PARTIES IN THE DEVELOPMENT AND REGULATORY APPROVAL OF THE NTX METER SYSTEM.

                  5.1 GOALS. The parties have established the development goals set out herein, which goals are anticipated to be accomplished within the general time periods set out therein, as said development goals may be specified in more detail or amended from time to time, provided that Hologic shall use and shall cause Serex to use its best commercial efforts to complete development of
the    NTx    Meter    System    and    to    obtain     regulatory
approval thereof for XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  5.2 CONSULTATION AND AVAILABILITY OF OSTEX KNOW-HOW. Each party shall perform the activities assigned to it, and shall make available key employees to provide consultation, advice, assistance, and scientific direction in furtherance of the objectives of this Agreement. Without limiting the generality of the foregoing, Ostex shall make available to Hologic and to Serex personnel trained in and knowledgeable of the WRF Bone Resorption Technology and performance characteristics of the NTx Assay Technology. Except as otherwise specifically provided in this Agreement, each party shall bear its own costs and expenses associated with all facilities, materials, and employee time devoted to this effort. Neither party shall be obligated to disclose their Confidential Information to the other, except to the extent necessary for the performance of each party's obligations under this Agreement.

                  5.3 SEREX ROLE. Hologic shall cause Serex to use its best commercial efforts, pursuant to the Hologic/Serex Agreement, to (a) integrate the Ostex NTx Assay Technology to work with the SARA Format to create the NTx Meter Strip; (b) cooperate with Hologic to develop the NTx Meter; and (c) cooperate with Hologic and Ostex in the conduct of clinical trials and the obtaining of regulatory approvals for the NTx Meter System as a whole.

                  5.4 HOLOGIC ROLE. Pursuant to the Hologic/Serex Agreement, Hologic shall (a) cooperate with Serex in connection with, and
continue     to    fund,     development     of    the    NTx    Meter     Strip

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX;
(b) arrange, manage and fund development of the NTx Meter XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX;    and   (c)
arrange, manage, and fund conduct of clinical trials and the obtaining of regulatory approvals for the NTx Meter System XXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  5.5.     OSTEX ROLE.

                           5.5.1    GENERALLY.  Pursuant to  SECTIONS  2.1 and
                                    3.1 of this  Agreement,  Ostex shall
                                    ---------                -------------
(a) provide the license and Critical Reagents specified therein; (b) cooperate with Hologic to develop the NTx Meter and (c) cooperate with Hologic and Serex in the conduct of clinical trials and the obtaining of regulatory approvals for the NTx Meter System.

                           5.5.2    OSTEX FUNDING.  In addition, Ostex shall
reimburse Hologic for XXXXXXXXXXXX of Hologic's funding paid out in support of Serex's development efforts, Meter development, support of clinical trials and regulatory approval, upon receipt of Hologic's invoice to Ostex for the previous calendar quarter's expenses, to a maximum of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
(the "Maximum Cost") which is one-hundred ten percent (110%) of the total of the amounts set out in SECTION 5.4 above. If at any time, it appears that the cost of the Serex development effort for the NTx Meter System will exceed said Maximum Cost, the parties will meet and use their best efforts to negotiate, in good faith, an appropriate agreement to allocate any such excess. Failing agreement, either party may terminate this Agreement without penalty upon thirty (30) days advance written notice to either party, provided that the other party may agree during such notice period to reimburse the entire excess, in which case royalties payable pursuant to SECTIONS 7.3 and 7.4 shall be adjusted to reflect the overall percentage of funding paid by each party during the period beginning January 1, 1997.

                           5.5.3 ACCESS TO CLINICAL DATA. Ostex shall provide Hologic and Serex with full access to all clinical trial data and regulatory submissions, and make available all urine samples, collected by Ostex that pertain to the NTx Assay Technology and to the activities of Hologic and Serex under this Agreement. It is acknowledged that such information will be subject to the confidentiality provisions set out in this Agreement as well as confidentiality provisions necessary to protect patient privacy; provided, however, that such information may, as necessary and appropriate, be transmitted to proper regulatory authorities in connection with the seeking of regulatory product approvals.
                           5.5.4.   TECHNICAL   SUPPORT.   Ostex  shall  assist
  Hologic  and  Serex,  at  either's
reasonable request, in the technical training of a mutually determined number of

Hologic and/or Serex's employees, such training to include provision of information as to the nature, use and proper care of Critical Reagents. Any such training shall be provided at Ostex's principal place of business, and Hologic shall be solely responsible for all costs of transportation, lodging, and other expenses of trainees incidental to such training. During the term hereof, Ostex shall use its commercially reasonable efforts to respond to technical questions or problems which may arise from time to time in connection with the Critical Reagents, WRF Bone Resorption Technology and Ostex Intellectual Property.

         6. ROLE OF THE PARTIES IN MANUFACTURE AND COMMERCIALIZATION OF NTX METER TEST.

                  6.1 MANUFACTURING. Pursuant to the Hologic/Serex Agreement, Hologic shall, within a reasonable time period following FDA approval, develop the capacity to manufacture or have manufactured reasonable commercial quantities of the NTx Meter and NTx Meter Strips. Hologic may have Serex and/or third parties manufacture and package the NTx Meter Strips (provided that they have agreed to be bound by the terms of this Agreement, including its provisions relating to confidentiality), and may manufacture the NTx Meter itself or utilize third parties to do so, provided that Hologic shall first furnish Ostex with evidence demonstrating any such third party's capability to manufacture such NTx Meter Strips or NTx Meters pursuant to GMP and all applicable regulatory requirements.

                  6.2 COMMERCIALIZATION. Six months prior to the anticipated First Commercial Sale of NTx Meter Systems under this Agreement, but in no event longer than 24 months from the effective date of this Agreement, Hologic and Ostex, acting through the Product Management Committee, shall agree on a marketing plan for said NTx Meter Systems for the following twelve months (a "Marketing Year") that will be appended to this Agreement as ATTACHMENT 6.2. The parties anticipate that such Attachment will cover marketing activities and will require each party to spend, individually, XXXXXXXXXXXXXXXXXXXXXX of anticipated total Gross Sales by both parties together of NTx Meter Strips and NTx Meters for such year (as this number is determined by the Product Management Committee) on marketing activities therefor. The Product Management Committee shall agree on a new marketing plan for each subsequent Marketing Year during the term of this Agreement; provided that such marketing plan shall not require either party to spend XXXXXXXXXXXXXXXXX of that party's individual Gross Profit received from its Sales of NTx Meter Systems during the immediately preceding Marketing Year (not including royalties received from the other party pursuant to SECTIONS
7.3 or 7.4 hereof), provided further that if the Product Management Committee is not able to agree on a marketing plan for any such subsequent Marketing Year, the marketing plan (including budgetary allocations) for the immediately preceding Marketing Year shall be repeated with expenditures equivalent to the dollar expenditures of such preceding Marketing Year. If either party does not spend the amount so designated pursuant to the marketing plan for any Marketing Year of this Agreement, the other party shall, in addition to any other remedy provided under this Agreement, be entitled to take a credit against royalties payable by it for the subsequent Marketing Year equal to the shortfall. Said

Product Management Committee will also establish for each Marketing Year of the term a designated quantity of NTx Meter Strips to be purchased by each party pursuant to this Agreement, and distributed as "promotional samples" without customer charge, and without royalty to either party. For the first Marketing Year, the parties expect to designate not less than 30% of the anticipated production of NTx Meter Strips as such "promotional samples" provided that this percentage may be revised by the Product Management Committee in light of market conditions and strategy, allocated 50% to each party or as otherwise agreed.

                  6.3 Supply of Critical Reagents. Ostex shall use its best commercial efforts to supply the need of Hologic and its designated manufacturer(s) for Critical Reagents as necessary to meet the demand for NTx Meter Systems, in accordance with purchase orders received by Ostex from Hologic and its designated manufacturer(s), and in SECTIONS 6.3.1 AND 6.3.2 below.

                           6.3.1 FORECAST OF DEMAND. Within sixty days of the start of each calendar quarter, Hologic or its designated manufacturer(s) shall deliver to Ostex a "rolling" forecast of quantities of Critical Reagents to be purchased by Hologic and its designated manufacturer(s) and supplied by Ostex during each month of the following quarter, and each of the subsequent three quarters (the "Rolling Forecast"). Each Rolling Forecast shall be considered a purchase order with respect to the forecasted demand for Critical Reagents over the first three months thereof. The forecasted demand for the first subsequent quarter shall be relied on by Ostex for purposes of its manufacturing and supply obligations hereunder, but Hologic and its designated manufacturer(s) may vary from its initial forecast for such quarter by no more than twenty-five percent (25%). The forecasted demand for the final two quarters of each Rolling Forecast shall be used by Ostex for planning purposes, but Hologic and its designated manufacturer(s) shall not be bound by its initial forecast(s), nor shall Hologic or its designated manufacturer(s) be liable to Ostex with respect to any changes thereto.

                           6.3.2  ALLOCATION  OF  PRODUCTION.  In the event
     that Ostex does not meet the demand for Critical Reagents ordered pursuant to SECTION 6.3.1, Ostex shall allocate overall production of Critical Reagents (whether manufactured or purchased, and whether for Ostex's internal manufacturing or for Sale) such that Hologic and its designated manufacturer(s) receives the same proportion of the amount of the Critical Reagents it has ordered (pursuant to SECTION 6.3.1 hereto) as Ostex allocates to its own manufacture of products utilizing the NTx Assay Technology, or to its otherwise most favored non-end-user customer, whichever proportion is greater (measured as a proportion of total units of production), provided that Ostex shall not be required to sell to Hologic and its designated manufacturer(s) any more than thirty percent (30%) of its total production of any Critical Reagent during any quarter.

                           6.3.3    EXERCISE  OF  MANUFACTURING  OPTION.  In
the event  that Ostex does not for any
reason, for a period of thirty (30) days, meet (through internal or third-party manufacture), Hologic's demand for Critical Reagents which comply with SECTION
3.4 hereof, ordered pursuant to SECTION 6.3.1 hereof, Hologic shall be entitled, upon fifteen (15) days written notice, to exercise the option to manufacture such Critical Reagents described in SECTION 2.2 hereof. Any Hologic exercise of said option shall not relieve Ostex of its obligations pursuant to this SECTION
6.3. Upon any Hologic exercise of said option, Ostex shall provide to Hologic subject to the provisions of SECTION 10 of this Agreement, all information necessary to so manufacture such Critical Reagents, provided that Hologic shall not disclose to Serex any Confidential Information so disclosed without the prior written approval of Ostex which approval may be conditioned or withheld at Ostex's sole discretion.

                  6.4 PUBLICATIONS. Each party shall, throughout the term of this Agreement, use its continuing commercially reasonable efforts to develop documentation and publish scientific articles directly or indirectly supporting the clinical utility of the NTx Meter System. Such publications will be submitted to the other party for review and approval prior to publication, and shall be subject to the requirements of SECTION 16.2 hereof regarding the use of trademarks.

         7.       ROLE OF THE PARTIES IN THE SALES OF THE NTX METER TEST.

                  7.1 The parties' general agreement is that Hologic and Ostex shall each sell NTx Meter Strips and NTx Meters as they see fit, and shall share the profits associated therewith in accord with the reciprocal royalty mechanisms more specifically described in this Section.

                  7.2 OSTEX PURCHASE OF NTX METER STRIPS AND METERS Hologic shall use its commercially reasonable efforts to supply the need of Ostex to meet the demand for NTx Meter Strips and NTx Meters, in accordance with purchase orders received by Hologic from Ostex, and in accordance with the rolling forecast and allocation provisions specified in Sections 7.2.10 and 7.2.11 below.

                           7.2.1    Ostex shall pay Hologic a non-royalty
transfer price for NTx Meter Strips and NTx Meters sold pursuant to this Section equal to XXXXXXXXXXXXXXX therefor (including any extra charge for Ostex-requested modifications to standard packaging as may be agreed).

                           7.2.2    Payment for each  shipment of NTx Meter
Strips and NTx Meters shall be made by
Ostex within 30 days of the date of invoice, it being agreed that such invoice shall not be dated prior to shipment of the NTx Meter Strips and NTx Meters to which such invoice relates.

                           7.2.3    THIRD-PARTY  MANUFACTURING  ON BEHALF OF
HOLOGIC.  In the event  that  Hologic
licenses  a third  party to  manufacture  NTx Meter  Strips or NTx  Meters to be supplied to Ostex under this Agreement, Hologic shall ensure and provide evidence to Ostex demonstrating that such third-party manufacturer complies with good manufacturing practices (GMP) and all applicable governmental regulations relating thereto and is either in compliance with or working toward compliance with the quality standards established by the International Standards Organization, Rules 9000 et seq. and amendments or successors thereto ("ISO 9000").

                           7.2.4    PRODUCT WARRANTY; QUALITY CONTROL. Hologic
warrants to Ostex  that all NTx
Meter Strips and NTx Meters sold by Hologic to Ostex hereunder shall (i) comply with the product specifications attached hereto as ATTACHMENT 7.2.4 when used in accord with applicable Hologic instructions, as modified by mutual agreement of the parties, (ii) be free from defects in material, workmanship and design, and
(iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Hologic warrants that all NTx Meter Strips and NTx Meters manufactured and supplied for the United States market under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with GMP requirements of the FDA including, without limitation, 21 CFR Part 820 and any amendments or successors thereto; and that all NTx Meter Strips and NTx Meters manufactured and supplied under this Agreement, regardless of intended market, shall be manufactured, tested, documented, packaged and transported in compliance with appropriate quality assurance requirements agreed to by the parties. Ostex shall have the right to audit and inspect Hologic facilities, books, and records to confirm such compliance. Hologic further represents that is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. In the event that Ostex demonstrates within one year of receipt that any product supplied pursuant to this Agreement fails to meet these specifications and warranties, Hologic shall, as Ostex's sole remedy for such failure, replace said product (returned by Ostex to the factory pursuant to Hologic's reasonable standard return procedures) with product which conforms to the above specifications and warranties, provided that Hologic shall not be obligated to replace NTx Meter Strips distributed as "Promotional Samples" which pass Hologic quality assurance tests and comply with all FDA and other governmental regulations relating to such Promotional Samples. These warranties shall not apply to any item that is subjected to abuse, stress, or misuse; or used in any manner inconsistent with applicable Hologic instructions; or insofar as any such warranty violation is caused by Ostex's violation of its warranties set out in SECTION 3.4 hereof.

                           7.2.5    CUSTOMS  AND  TAXES.  With  respect  to
international  shipments  of any goods
purchased, sold, distributed, or otherwise transferred hereunder, including the Critical Reagents, the purchasing party shall be responsible for clearing all such goods through customs and shall pay any and all taxes and/or duties imposed by any governmental authority in connection therewith.

                           7.2.6    DELIVERY.  All NTx Meter  Strips and NTx
Meters  purchased  by Ostex under this
Agreement shall be shipped FOB manufacturer's dock.

                           7.2.7    INVENTORY.  At all  times  during  the
distribution  term of  this  Agreement,
Hologic shall supply and Ostex shall keep sufficient inventory of NTx Meter Strips and NTx Meters to carry out reasonable demand for orders therefor without undue delay.

                           7.2.8    FAILURE OF  PAYMENT.  In the event that
Ostex  fails to comply with the payment
terms of this Section, Hologic shall have the right, in addition to all other rights available under this Agreement, to suspend further shipment of NTx Meter Strips and NTx Meters until such breach is cured.

                           7.2.9    FACILITIES  STANDARDS.  At all times
during the term of this  Agreement,  Ostex
shall provide or cause to be provided such warehousing and transport facilities as are both commercially reasonable and adequate under the applicable regulations, product requirements, and industry standards of all relevant jurisdictions under this Agreement.

                           7.2.10   FORECAST OF DEMAND.  Within thirty days of
the start of each calendar  quarter,
Ostex shall deliver to Hologic a "rolling" forecast of the quantities of NTx Meter Strips and NTx Meters to be purchased by Ostex and supplied by Hologic during each month of the following quarter,. and each of the subsequent three quarters (the `Rolling Forecast"). Each Rolling Forecast shall be considered a purchase order with respect to the forecasted demand for NTx Meter Strips and NTx Meters over the first three months thereof. The forecasted demand for the first subsequent quarter shall be relied on by Hologic for purposes of its manufacturing and supply obligations hereunder, but Ostex may vary from its initial forecast for such quarter by no more than twenty-five percent (25%). The forecasted demand for the final two quarters of each Rolling Forecast shall be used by Hologic for planning purposes, but Ostex shall not be bound by its initial forecast(s), nor shall Ostex be liable to Hologic with respect to any changes thereto.

                           7.2.11   ALLOCATION  OF  PRODUCTION.  In the event
that Hologic does not meet the demand
for NTx Meters or NTx Meter Strips ordered pursuant to SECTION 7.2.10, Hologic shall allocate overall production thereof such that Ostex receives the same proportion of the amount of the NTx Meters and NTx Meter Strips it has ordered (pursuant to SECTION 7.2.10 hereto) as Hologic allocates for its direct sale, or to its otherwise most favored non-end-user customer, whichever proportion is greater (measured as a proportion of total units of production), provided that Hologic shall not be required to sell to Ostex and any more than fifty percent (50%) of its total production during any quarter.

                  7.3 OSTEX ROYALTY ON SALES OF NTX METER STRIPS AND NTX METERS. Subject to the terms of SECTION 7.5 hereof, Ostex shall pay to Hologic a
royalty             equal             to             XXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Ostex shall make the royalty payments required by this Section not later than forty-five (45) calendar days following the end of each calendar quarter. At such time, Ostex shall also provide Hologic with a full accounting of units disposed of, Gross Sales, Net Sales, COGS, and Gross Profits attributable thereto for said quarter.

                  7.4 HOLOGIC ROYALTY ON SALES OF NTX METER STRIPS AND NTX METERS. Subject to the terms of SECTION 7.5 hereof, Hologic shall pay
to    Ostex    a     royalty     equal     to     XXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX., provided that Hologic shall not be required to make any royalty payment with respect to dispositions of NTx meter technology incorporated into or sold as a package with or part of, other Hologic equipment, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Hologic shall make the royalty payments required by this Section not later than forty-five (45) calendar days following the end of each calendar quarter. At such time, Hologic shall also provide Ostex with a full accounting of units disposed of, Gross Sales, Net Sales, COGS, and Gross Profits attributable to its Sales of NTx Meter Strips, NTx Meters, and NTx meter technology (but not other Hologic equipment into which said technology may be incorporated or packaged) for said quarter.

                  7.5 ADJUSTMENT TO ROYALTIES. Following the end of the first year period beginning with the First Commercial Sale, and each subsequent year period, if either party's Gross Sales of NTx Meter Strips for the prior year period was not equal to or greater than XXXXXXXXXXX XXXXXXXXXXXXXXX by both parties of such NTx Meter Strips, the royalty payable on said NTx Meter Strips for the following year period by "the party with the larger Sales" shall be adjusted downward by XXXXXXXXXXXXXXXXXXXX that the total Sales of NTx Meter Strips by XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX of such NTx Meter Strips, unless "the party with the larger Sales" waives this adjustment.

                  7.6 SERIOUS INJURY. Each party shall within twenty-four hours advise the other by telephone, (with follow-up hard copy, receipt confirmed) of any adverse effect or malfunction related to the NTx Meter Strips or the NTx Meter or the Critical Reagents (whether incorporated in NTx Meter Strips or in any other product, including but not limited to the OsteomarkAE Laboratory Test) of which the notifying party gains knowledge during the term of this Agreement that may have caused or contributed to, or should it reoccur is likely to cause or contribute to, serious injury, illness, or death. The notifying party shall include in the notification the name, address, and telephone number of the person or entity purchasing the product in question, the name, address, and telephone of the patient (if different), and the lot or serial number of the NTx Meter Strip or NTx Meter involved in the incident, as appropriate.

                  7.7 PRODUCT RECALL. If either party believes that a product recall is necessary or appropriate, it will promptly notify the other, and the parties will (unless such recall is required by law) discuss whether such recall is necessary or appropriate, and shall discuss the manner in which any agreed or required recall shall be conducted. If a recall is not required by law and the parties cannot agree whether the recall is necessary or appropriate, either party may elect to conduct the recall in question The parties shall cooperate with each other in conducting any such recall. All out of pocket costs of a required or agreed recall insofar as such recall relates to Critical Reagents (except printing and mailing costs incurred to notify customers of such recall), shall be borne by Ostex. All out of pocket costs of a required or agreed recall except insofar as such recall relates to Critical Reagents or the NTx Assay Technology ( except printing and mailing costs incurred to notify customers of such recall), shall be borne by Hologic. All costs of a recall to which the parties have not agreed shall be borne by the party that elects to conduct the recall, provided that if a court of competent jurisdiction determines that said recall was caused by (i) the fact that any Critical Reagents or the NTx Assay Technology were in violation of applicable law or the terms of this contract, Hologic may obtain reimbursement by Ostex of all reasonable out of pocket costs and expenses of such recall (except for printing and mailing costs incurred to notify customers of such recall), or (ii) the fact that any NTx Meter or NTx Meter Strip(s) were otherwise in violation of applicable law or the terms of this contract, Ostex may obtain reimbursement by Hologic of all reasonable out of pocket costs and expenses of such recall (except for printing and mailing costs incurred to notify customers of such recall. Each party shall maintain complete and accurate records of all product sold by it for such periods as required by law. Nothing in this Section shall be construed to modify or limit any legal obligation of either party with respect to any recall.

                  7.8 CORRECTIVE ACTION. If any government agency with jurisdiction shall request or order any corrective action with respect to any Critical Reagent, or NTx Meter or NTx Meter Strips, including but not limited to any recall, customer notice, restriction, change, market action, or modification of the product in question, and the cause or basis for such corrective action is primarily attributable to a condition, fact, or action that (i) constitutes a breach by a party of any of its warranties, representations or covenants contained herein, or (ii) a party knew or should have known would require such corrective action; then such party shall be liable for and shall reimburse the other party for all costs incurred as a result of such action, including replacement cost of any product affected thereby.

         8. BOOKS AND RECORDS; AUDITS. Each party to this Agreement shall maintain accurate books and records with respect to all Critical Reagents and NTx Meters and NTx Meter Strips. Upon the request of the other party, each party will provide the requesting party or its independent public accountant with access, but no more than once per calendar year, during regular business hours and upon reasonable advance prior notice, to all accounting records necessary or appropriate to verify amounts owed. Any adjustment determined appropriate by such audit shall be due and payable within thirty (30) days following completion of such audit, together with interest calculated at a rate equal to the prime lending rate reported in the Wall Street Journal for the last day of the audited period plus two percent (+2%), or the maximum interest rate then permitted under the laws of Massachusetts, whichever rate is lower. All fees for such audits shall be borne by the requesting party unless the audit shows an under reporting of amounts due of five percent (5%) or more, in which case the costs of said audit shall be borne by the party being audited.

         9. OWNERSHIP OF DISCOVERIES. It is the intent of the parties that the ownership of any and all Discoveries resulting from this Agreement, regardless of inventorship, shall: (a) vest solely in Ostex to the extent that such rights relate exclusively to the NTx Assay Technology; and (b) vest solely in Serex to the extent that such rights relate exclusively to the SARA Format or adaptation of the NTx Assay Technology for use with the SARA Format; and (c) vest solely in Hologic to the extent that such rights relate exclusively to the NTx Meter or use of NTx Meter Strips with the NTx Meter; and (d) in all other cases vest in the party or parties of the inventor.

         10. OBLIGATION NOT TO DISCLOSE CONFIDENTIAL INFORMATION. Recipient shall not at any time, and shall cause Serex (in the case of Hologic) and its permitted assigns and sublicensees (in the case of either party) to commit not to at any time for a period of seven (7) years following the termination of this Agreement, disclose or otherwise make known or available to any person, firm, corporation, or other entity other than Discloser any Confidential Information received from the other party without the express prior written consent of that other party. With respect to Confidential Information developed under this Agreement and which is not Confidential Information of one party only, neither party shall disclose or otherwise make such Confidential Information known or available to any person, firm, corporation, or other entity without the express prior written consent of the other party, not to be unreasonably withheld or delayed. Recipient shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to those employees to whom disclosure is necessary or appropriate for the Recipient to undertake its responsibility pursuant to this Agreement. Nothing in this Agreement shall prevent Recipient from disclosing Confidential Information to government agencies for regulatory purposes.

                  10.1 RECIPIENT'S OWN USE OF CONFIDENTIAL INFORMATION. Recipient shall not make any use, directly or indirectly, of any Confidential
Information of the other party except in the ordinary course of business pursuant to this Agreement or any other specific, written agreement entered into between Ostex and Hologic.

                  10.2 SPECIFIC PERFORMANCE. The parties acknowledge that: (a) the covenants set forth in this SECTION 10 are essential to the activities contemplated by this Agreement; (b) but for the agreement of each party to comply with such covenants, neither party would have entered into such activities; (c) each party has consulted with or has had the opportunity to consult with counsel and has been advised in all respects concerning the reasonableness of such covenants as to time and scope; (d) Discloser may have no adequate remedy at law if Recipient violates or fails to perform under this
SECTION 10; and (e) Discloser shall have the right, in addition to any other rights it may have, to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Recipient's obligations under this SECTION 10 if Recipient fails to perform in accordance herewith.

         11. SEREX DEVELOPMENT OF PLP TEST. Both parties acknowledge that Serex has developed the PLP Assay, which determines the levels of a peptide linked pyridinoline resulting from bone resorption, under the Hologic/Serex Agreement. Notwithstanding any other provision of this Agreement, nothing shall prevent Serex and/or Hologic from continuing this development or commercializing or selling any results thereof, or from using any information provided or gained as a result of this Agreement, or any derivative thereof, including Ostex Know-How and Confidential Information, in the course of these activities, provided that Hologic and Serex otherwise comply with the requirements of SECTION 10 hereof, and provided always that Serex and Hologic shall not be entitled to use for said purposes any intellectual property received pursuant to Hologic's election to manufacture of Critical Reagents pursuant to SECTION 2.2 hereof. This provision shall not be construed to provide Hologic or Serex with any right to use any Ostex Patent Rights for any purpose not specifically permitted by this Agreement, or to extend any Ostex Intellectual Property to cover the PLP Assay.

         12.      TERM AND TERMINATION.

                  12.1 INITIAL LICENSE TERM, AUTOMATIC RENEWAL. This Agreement shall be in full force and effect as of the date first written above and shall remain in effect XXXXXXXXXXXXthereafter unless sooner terminated pursuant to this Section 12. On the XXXXXX and subsequent anniversaries of the date hereof, the term of this Agreement shall (subject to SECTION 12.5 below) be automatically continued for a period of XXXXXXXXXXXXXXXXXXX, unless either Hologic delivers to Ostex, or Ostex delivers to Hologic, at least ninety (90) days prior to such anniversary date, a written notice of its intent to disengage for cause based upon failure of such other party to use commercially reasonable efforts toward the achievement of market objectives for NTx Meter Systems, in light of factors to include, without limitation, profits, sales volume, market development, and the capture of market share. In such event, if the parties are unable through good-faith negotiations to agree to terms and conditions for further extension of the term hereof, this Agreement and all license rights granted hereunder shall terminate as of the anniversary date to which the notice of intent to disengage applies, without liability of either party to the other in consequence of such termination.

                  12.2 TERMINATION BY OSTEX. Ostex shall have the right to terminate this Agreement immediately upon notice in the event that: (a) Hologic fails to complete development of the NTx Meter or to cause Serex to complete development of the NTx Meter Strip in accord with the specifications set out in ATTACHMENT 7.2.4 XXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXX, or to obtain regulatory
approval       therefor       for      the      United       States       within
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX; or (b) Hologic materially breaches or fails to perform in a timely manner any of its material duties or obligations hereunder, and such breach shall remain uncured, or the failure to perform shall continue, for at least sixty (60) days after Ostex has given notice of such breach or failure. Without limiting the generality of the foregoing, a "material breach" or "failure to perform" shall include without limitation, any failure to remit payments, or failure to comply with any financial reporting requirement, or failure to maintain Hologic's rights pursuant to the Hologic/Serex Agreement..

                  12.3 TERMINATION BY HOLOGIC. Hologic shall have the right to terminate this Agreement immediately upon notice in the event that (a) Hologic fails to complete development of the NTx Meter or to cause Serex to complete development of the NTx Meter Strip in accord with the specifications set out in ATTACHMENT 7.2.4 XXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXX, or to obtain regulatory approval therefor for the United States within XXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX for any reason other than as a result of Hologic's material breach of its obligations under this Agreement; or (b) Ostex has materially breached or failed to perform in a timely manner any of its material duties or obligations hereunder, and such breach shall remain uncured, or the failure to perform shall continue, for at least sixty (60) days after Hologic has given notice of such breach or failure to Ostex. Without limiting the generality of the foregoing, a "material breach" or "failure to perform" shall include without limitation, any failure to remit payments, or failure to comply with any financial reporting requirement, or failure to maintain Ostex's rights pursuant to the WRF/Ostex Exclusive License Agreement.

                  12.4     TERMINATION FOR TECHNICAL DEFECT.

                           12.4.1   BY OSTEX.  If within ninety (90) days of
the Effective Date,  Ostex  determines
that a material technical deficiency exists in the SARA Format which is likely to prevent Serex or Hologic from completing development of an NTx Meter Strip which meets the Product Specifications described in ATTACHMENT 7.2.4 within the time period set out in SECTION 12.2(A) above, Ostex shall provide a notice thereof to Hologic which describes in detail said purported deficiency and the impact thereof on the specifications and/or time frame for development. Upon receipt of such notice, Hologic shall conduct a though review of the subject matter of said notice, provide to Ostex a detailed report of how Hologic or Serex plan to resolve the issues raised and to meet the relevant specifications and/or time frame, and meet with Ostex to review said report. If Hologic fails to provide said report within fifteen (15) business days following receipt of such notice, Ostex may within ten business days following the final due date of such report, terminate this Agreement upon written notice without liability of any sort.

                           12.4.2   BY  HOLOGIC.  If  within  ninety  (90)
days  of the  Effective  Date,  Hologic
determines that a material technical deficiency exists in the NTx Assay Technology or Critical Reagents which is likely to prevent Serex or Hologic from completing development of an NTx Meter Strip which meets the Product Specifications described in ATTACHMENT 7.2.4 within the time period set out in
SECTION 12.2(A) above, Hologic shall provide a notice thereof to Ostex which describes in detail said purported deficiency and the impact thereof on the specifications and/or time frame for development. Upon receipt of such notice, Ostex shall conduct a though review of the subject matter of said notice, provide to Hologic a detailed report of how Ostex plans to resolve the issues raised and to meet the relevant specifications and/or time frame, and meet with Hologic to review said report. If Ostex fails to provide said report within fifteen (15) business days following receipt of such notice, Hologic may within ten business days following the final due date of such report, terminate this Agreement upon written notice without liability of any sort.

                  12.4     BANKRUPTCY OF A PARTY.

                           12.4.1   OSTEX  BANKRUPTCY.  All rights and licenses
  granted  under or pursuant to this
Agreement by Ostex to Hologic are, and shall otherwise be deemed to be, for purpose of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that Hologic, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

                           12.4.2   HOLOGIC  BANKRUPTCY.  All rights and
licenses granted under or pursuant to this Agreement by Hologic to Ostex are, and shall otherwise be deemed to be, for purpose of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that Ostex, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

                  12.5     RESERVED

                  12.6 MAXIMUM TERM. Notwithstanding any provision of this Agreement to the contrary, the license granted with respect to the Ostex Patent Rights under SECTION 2 above shall terminate upon expiration of the last remaining Ostex Patent Right. Upon such expiration, Hologic shall be deemed to have a perpetual, worldwide, royalty free license to manufacture, make, have manufactured or made, use, market, sell, and distribute NTx Meter Strips worldwide except Japan for any application.

                  12.7     RIGHTS AND DUTIES UPON TERMINATION.

                           12.7.1   PAYMENTS.  Upon  termination  of this
agreement, each party shall pay to the other all payments that are due and have accrued and are outstanding as of the date of termination.

                           12.7.2   RETURN OF MATERIALS.  Within  thirty (30)
days  following  termination  of this
Agreement, each party having possession of or control over any Confidential Information of the other party shall return to such other party all written and otherwise recorded or stored matter containing such Confidential Information, including all original matter and all copies thereof; provided, however, that each party's legal department or outside counsel may retain one copy of the Confidential Information in its confidentially maintained files, solely for the purpose of identifying information to be protected pursuant to any applicable non-disclosure obligation.

                           12.7.3   NTX METER STRIPS REMAINING.  Upon
termination of this Agreement,  Hologic shall
have the right to sell NTx Meter Strips then remaining in its possession or to be manufactured using Critical Reagents then held in inventory, and Ostex may sell NTx Meter Strips then remaining in its possession, within a reasonable time after termination hereof; provided, however, that all such Sales shall be subject to the royalty provisions of this Agreement, notwithstanding termination. Alternatively, Hologic may return Critical Reagents remaining in inventory and in good condition to Ostex for a refund of the original transfer price (or for credit toward any amounts due).

                           12.7.4   SURVIVAL  OF  TERMS.   Notwithstanding
any  other  provision  herein  to  the
contrary, SECTIONS 3.4, 7.2.4, 7.3, 7.4, 7.6-7.8, 8-13, 16.4, 16.5, and 18-28 of
this Agreement shall survive any termination or expiration hereof.

         13.      REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

                  13.1 BY OSTEX. Ostex represents and warrants to Hologic as follows:
                           13.1.1   ORGANIZATION  AND AUTHORITY.  As of the
Effective Date of the Agreement,  Ostex
is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, USA, has all requisite corporate power and authority to carry on its business and perform its obligations hereunder, and is duly qualified to do business in any of those jurisdictions in the United States of America where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Ostex, and the performance of the obligations of Ostex contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Ostex in accordance with its terms. Except as have been or will be obtained by Ostex, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental or regulatory authority of the United States is required in connection with the delivery, consummation and/or performance by

Ostex of this Agreement. As of the Effective Date of the Agreement, Ostex is in full compliance with the WRF/Ostex Exclusive License Agreement and has not been notified of any assertion that it is in default of said WRF/Ostex Exclusive License Agreement or that WRF plans to terminate any Ostex rights thereunder. Ostex shall immediately notify Hologic if it receives any notice that it is in default of said WRF/Ostex Exclusive License Agreement or that WRF plans to terminate any Ostex right thereunder.

                           13.1.2   OSTEX  PATENT  RIGHTS  AND  OSTEX  KNOW-HOW.
  As of the  Effective  Date of the
Agreement, and except as described in ATTACHMENT 13.1.2 to this Agreement, (a) Ostex has sole and exclusive rights to the Ostex Patent Rights and all rights necessary to convey Ostex Know-How to Hologic and Serex; (b) the Ostex Patent Rights, to the best knowledge of Ostex are valid and enforceable, and do not infringe on the proprietary rights of any third party: (c) Ostex is not aware of any "prior art" or other claim which would invalidate any part or all of the Ostex Patent Rights; or any claim that Ostex does not have all rights to use and permit Hologic and Serex to use the Ostex Know-How for all purposes permitted by this Agreement; (d) Ostex is not aware of any unexpired patent or pending patent application of a party not a party to this agreement which has claims which cover any part of the Ostex Know-How or Ostex Patent Rights; and (e) Ostex has taken all necessary actions to maintain all Ostex Patent Rights in full force and effect.

                           13.1.3   NO DEFAULT.  The  execution,  delivery  and
  performance  of this  Agreement by
Ostex does not and shall not conflict with, result in a breach of, or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Ostex is a party or by which it is bound.

                           13.1.4   OSTEX'S   DISCLAIMER  OF  OTHER
 WARRANTIES.   Ostex   disclaims  all  implied
warranties, including without limitation any warranty of merchantability or fitness for a particular purpose.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OSTEX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  13.2 BY HOLOGIC. Hologic represents and warrants to Ostex as follows:

                           13.2.1   ORGANIZATION  AND  AUTHORITY.  As of  the
Effective  Date  of  the  Agreement,
Hologic is duly organized, validly existing and in good standing under the laws of Delaware, USA has all requisite power and authority to carry on its business and the performance of its obligations hereunder, and is duly qualified to do business in any of those jurisdictions where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Hologic, and the performance of the obligations contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Hologic in accordance with its terms. Except as have been or will be obtained by Hologic, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental or regulatory authority having jurisdiction is required in connection with the delivery, consummation and/or performance of this Agreement As of the Effective Date of the Agreement, Hologic is in full compliance with the Hologic/Serex Agreement and has not been notified of any assertion that it is in default of said Hologic/Serex Agreement or that Serex plans to terminate any Hologic rights thereunder. Hologic shall immediately notify Ostex if it receives any notice that it is in default of said Hologic/Serex Agreement or that Serex plans to terminate any Hologic right thereunder.

                           13.2.2   SEREX PATENT RIGHTS.  As of the Effective
Date of the  Agreement,  (a) Hologic
is not aware of any "prior art" which would invalidate any part or all of the SARA patents; and (b) Hologic is not aware of any unexpired patent or pending patent application of a party not a party to this agreement which has claims which cover any part of the SARA patents.

                                    13.2.2.1HOLOGIC  PATENT RIGHTS AND HOLOGIC
 KNOW-HOW.  As of the Effective Date
of the Agreement, (a) Hologic has sole and exclusive rights to the Hologic Patent Rights and all rights necessary to convey Hologic Know-How to Ostex; (b) the Hologic Patent Rights, to the best knowledge of Hologic are valid and enforceable, and do not infringe on the proprietary rights of any third party;
(c) Hologic is not aware of any "prior art" or other claim which would invalidate any part or all of the Hologic Patent Rights; or any claim that Hologic does not have all rights to use and permit Ostex to use the Hologic Know-How for all purposes permitted by this Agreement; (d) Hologic is not aware of any unexpired patent or pending patent application of a party not a party to this Agreement which has claims which cover any part of the Hologic Know-How or Hologic Patent Rights; and (e) Hologic has taken all necessary actions to maintain all Hologic Patent Rights in full force and effect.

                           13.2.3   NO DEFAULT.  The  execution,  delivery  and
  performance  of this  Agreement by
Hologic does not and shall not conflict with, result in a breach of, or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Hologic is a party or by which it is bound.

                           13.2.4   HOLOGIC'S  DISCLAIMER  OF  OTHER
WARRANTIES.  Hologic  disclaims  all  implied
warranties, including without limitation any warranty of merchantability or fitness for a particular purpose.
EXCEPT  AS   EXPRESSLY   SET  FORTH  IN  THIS   AGREEMENT,   HOLOGIC   MAKES  NO
REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

                  13.3 U.S. FOREIGN CORRUPT PRACTICES ACT. Each party shall indemnify, defend and hold the other party, its subsidiaries and Affiliates, and the directors, officers, employees and agents of any of them, harmless from and against all and any claims, proceedings, losses, fines, expenses (including without limitation reasonable attorneys fees and expenses) and penalties incurred by said party arising out of any Prohibited Practice committed by said party or any of its officers, directors, shareholders, employees, or agents.

For purposes of this SECTION 13, the following shall be deemed a "Prohibited Practice": the offer, payment, promise to pay, or authorization of the paying of any money, or the offer, giving, promise to give or authorization of the giving of anything of value to any officer or employee of any government or any department, agency or instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality, or any political party or official thereof, or any candidate for political office, or any intermediary for any such persons or party, in each case for purposes of (a) influencing any act or decision of any such persons or party in their or its official capacity, or (b) inducing any such person or party to do or omit to do any act in violation of the lawful duty of such person or party, or (c) inducing any such person or party to use their or its influence with any government or instrumentality thereof to affect or influence any act or decision of any such government or instrumentality, in each case (a), (b) and
(c) in order to assist the applicable party hereto in obtaining or retaining business for, or with, or directing business to, any person or entity

                  13.4  GOVERNMENTAL  COMPLIANCE.  Each party  shall  obtain and maintain all required licenses, permits, certificates and authorizations needed to perform its obligations under this Agreement, including without limitation those required for said party's appointment as sublicensee, for the effectiveness of this Agreement in all jurisdictions where said party operates, for the import and for the export of NTx Meter Systems, and for the marketing, distribution and Sale of NTx Meter Systems. Each party shall be solely responsible for compliance with any foreign exchange controls affecting its activities.

         14.      THIRD-PARTY INFRINGEMENT.

                  14.1 NOTICE OF THIRD-PARTY INFRINGEMENT. If, during the term of this Agreement, either party becomes aware that one or more third parties are infringing or are threatening to infringe the Patent Rights of a party licensed hereunder relating to the Field of Use, said party (the "Notifying Party") shall immediately report such information to the other party to this Agreement and shall provide in such report all details in said party's knowledge or possession concerning the kind and character of the infringement and any other pertinent information that said party may have. At such time as the party owning or controlling the infringed patents ("Aggrieved Party") shall, in its sole judgment, be satisfied that there exists a reasonable likelihood of infringement, Aggrieved Party shall take such steps, including notification, to place the putative infringer on notice of Aggrieved Party's claims. The form of the notification and the manner and nature of any communications between Aggrieved Party and the alleged infringer shall be within the sole discretion of Aggrieved Party.

                  14.2 RIGHT TO SUE. If, sixty (60) days after receipt of notice of a perceived third-party infringement, such third party infringement continues and the Aggrieved Party has not commenced legal action or presented to the

Notifying Party a plan acceptable to the Notifying Party to enjoin or otherwise to resolve such infringement, then the Notifying Party shall be entitled, at its own expense and for its own benefit, to commence an action in its own name. In the event that the Aggrieved Party initiates such action, the Aggrieved Party shall be entitled to retain all damages awarded therein. In the event that the Notifying Party initiates such action, the Notifying Party shall be entitled to retain one half of all damages awarded therein attributable to the Field of Use, after payment of all reasonable legal expenses of such litigation. In the event that the rules then obtaining shall require the naming of the owner of said Patent Rights for purposes of such infringement action, the Notifying Party shall be entitled to name the Aggrieved Party, or to cause the Aggrieved Party to consent to be named, as a party plaintiff in such action; and failing such cooperation the Notifying Party shall be entitled to reduce royalties payable to the Aggrieved Party by fifty percent (50%). Each party shall assist the other party and reasonably cooperate in any such action at said party's request.

         15.      DEFENSE OF THIRD-PARTY CLAIMS.

                  15.1 HOLOGIC DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. In the event that any claim, suit, or other legal proceeding is threatened or commenced against Ostex or WRF that is founded, in whole or in part, on an allegation that the NTx Meter or NTx Meter Strip infringes any trade secret, patent, or copyright belonging to a third party (other than WRF), Ostex will give Hologic prompt written notice of such legal proceeding and Hologic may elect to assume sole control of the defense to or settlement of such dispute. Ostex shall cooperate fully with Hologic in any defense, settlement or compromise made by Hologic. Ostex shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Hologic's prior written consent thereto. If Ostex has complied fully with the procedures set forth in this SECTION 15.1, Hologic will indemnify and hold Ostex harmless from and against any loss, cost, damage, or other expenses incurred by Ostex as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Ostex's use of the NTx Meter or NTx Meter Strips, or if in the opinion of Hologic the subject NTx Meter or NTx Meter Strips are likely to become the subject of a successful claim of infringement, Hologic may, at its option and expense, (i) procure for Ostex the right to continue distributing and/or using the NTx Meter or NTx Meter Strips, (ii) replace or modify the NTx Meter or NTx Meter Strips so that it (they) become non-infringing, or (iii) if neither (i) or (ii) are reasonably available, accept return of the NTx Meter or NTx Meter Strips held by Ostex and its distributors in inventory, and terminate this Agreement without further obligation or liability. This indemnification provision shall be null and void and Hologic shall have no liability to the extent that any claim is based on any use of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property or if the NTx Meter or NTx Meter Strips have been modified or tampered with in any way without the express written consent of Hologic, or if Ostex has any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

                  15.2 OSTEX DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. In the event that any claim, suit, or other legal proceeding is threatened or commenced against Hologic or Serex that is founded, in whole or in part, on an allegation that the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property as used in the NTx Meter System infringes any trade secret, patent, or copyright belonging to a third party (other than Serex), Hologic will give Ostex prompt written notice of such legal proceeding and Ostex may elect to assume sole control of the defense to or settlement of such dispute. Hologic shall cooperate fully with Ostex in any defense, settlement or compromise made by Ostex. Hologic shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Ostex's prior written consent thereto. If Hologic has complied fully with the procedures set forth in this SECTION 15.2, Ostex will indemnify and hold Hologic harmless from and against any loss, cost, damage, or other expenses incurred by Hologic as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Hologic's use of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property as used in the NTx Meter Systems, or if in the opinion of Ostex the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property are likely to become the subject of a successful claim of infringement, Ostex may, at its option and expense, (i) procure for Hologic the right to continue distributing and/or using the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property in the NTx Meter System, (ii) replace or modify the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property so that it (they) become non-infringing, or (iii) if neither (i) or
(ii) are reasonably available, accept return of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property used in the NTx Meter Systems held by Hologic and its distributors in inventory, and terminate this Agreement without further obligation or liability. This indemnification provision shall be null and void and Ostex shall have no liability to the extent that NTx Assay Technology, Critical Reagents or Ostex Intellectual Property have been modified or tampered with in any way without the express written consent of Ostex, or if Hologic or Serex have any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

                  15.3 ROYALTY PAYMENTS. Except as provided above, any entitlement to terminate royalties shall occur only upon a final adjudication of the invalidity or non-enforceability of the patents, copyrights or trade secrets in question. For such purposes, final adjudication shall mean an adjudication or determination by a trial court or a court of appeal, which adjudication or determination shall be final, binding and not further appealable, whether by its terms or by the passage of time.

         16.      USE OF TRADEMARKS AND TRADE NAMES.

                  16.1 RESTRICTED RIGHTS TO USE. No provision of this Agreement shall be interpreted or construed as conferring upon either party any right to use in labeling, advertising, marketing, publicizing or otherwise promoting NTx Meter Systems, any name, trade name, trademark, or other designation (or derivation thereof) of the other party hereto or WRF or the University of Washington, or Serex, except as expressly provided under this SECTION 16.

                  16.2 USE OF NAMES AND MARKS IN LABELING. As a part of the marketing plan prepared pursuant to SECTION 6.2 hereof, the parties shall agree upon appropriate trademark(s) to be used in connection with NTx Meter Strips marketed, promoted, sold, and/or distributed under this Agreement. In the absence of such agreement, the parties agree that Hologic shall affix to the outer packaging of, and shall include on the package insert for, any NTx Meter Strips marketed, promoted, sold, and/or distributed by Hologic under this Agreement, and in addition to its own trademarks and names, one or more labels displaying with equal prominence to said Hologic trademarks or names, the statement "An OsteomarkAE Assay" or such other trademark or statement as Ostex shall reasonably request, and Ostex shall affix to the outer packaging of, and shall include on the package insert for, any NTx Meter Strips marketed, promoted, sold, and/or distributed by Ostex under this Agreement, and in addition to its own trademarks and names, displaying with equal prominence to said Ostex trademarks or names such other trademark or statement as Hologic shall reasonably request. Ostex shall also have the right to review and approve all claims relating to the intended use of NTx Meter Strips contained in package inserts and other promotional materials, which approval shall not be unreasonably withheld. Each party hereby grants to the other party a non-transferable, non-exclusive license, concurrent with the term of this Agreement, to use such statement and/or trademark accordingly and in substantially the same manner as used by its owner; provided, however, that each such use of such statement and/or trademark be accompanied by a printed notice identifying the owner as the owner thereof. Neither party shall use any trademark of the other party with respect to products not covered by this Agreement. In the event that particular NTx Meter Strips do not meet the specifications or quality standards required under SECTIONS 3.4 or 7.2.4 above, either party may cause the other party to remove all trademarks of said party from such NTx Meter Strips and shall have the right to cancel the foregoing grant of license to use such trademarks, unless the other party promptly meets such specifications or quality standards. Each party shall have the right to receive and approve the use of its marks in any proposed product literature, advertising material or material for publication. In all such materials unless otherwise specifically agreed in advance in writing, the immunoassay performed by the NTx Meter Strips shall be identified as "An OsteomarkAE Assay."

                  16.3 TRADEMARK  REGISTRATION.  Ostex and Hologic shall each be responsible for the registration, maintenance and enforcement of their respective names, trade names, and trademarks; provided, however, that each party shall aid the other in the enforcement of that party's rights by monitoring for, and notifying said party of, any unauthorized use of any of said party's trademarks. Each party shall from time to time, and in any event upon the issuance of additional registrations, modify its use of trademarks to incorporate proper notice of registration and other claims of right, in accordance with the laws and customs of the various countries in which it operates pursuant to this Agreement.

                  16.4 OSTEX REPRESENTATIONS AND WARRANTIES. Ostex represents and warrants, as of the date of this Agreement, that: (a) Ostex is the owner and registrant of the trademarks issued registrations as indicated by ATTACHMENT 16.4; (b) Ostex is named as applicant in those applications indicated by ATTACHMENT 16.4 as pending; and (c) to the best of its knowledge, none of the Ostex trademarks infringes upon the trademark, trade name, or other proprietary rights of a third party. In the event that any action or proceeding is initiated against Ostex, Hologic, or any other licensee or distributor of Ostex in any country alleging that the trademark "Osteomark" infringes the trademark rights of the third party initiating such action or proceeding, Hologic may continue to market NTx Meter Strips within such country without the trademark "Osteomark" affixed thereto (but with such other trademark as Ostex may reasonably specify) pending resolution of the dispute as to trademark rights.

                  16.5 HOLOGIC REPRESENTATIONS AND WARRANTIES. Hologic represents and warrants, as of the date of this Agreement, that: (a) Hologic is the owner and registrant of the trademarks issued registrations as indicated by ATTACHMENT 16.5; (b) Hologic is named as applicant in those applications indicated by ATTACHMENT 16.5 as pending; and (c) to the best of its knowledge, none of the Hologic trademarks infringes upon the trademark, trade name, or other proprietary rights of an third party. In the event that any action or proceeding is initiated against Hologic, Ostex, or any other licensee or distributor of Hologic in any country alleging that any Hologic trademark infringes the trademark rights of the third party initiating such action or proceeding, Ostex may continue to market NTx Meter Strips within such country without said Hologic trademark affixed thereto (but with such other trademark as Hologic may reasonably specify) pending resolution of the dispute as to trademark rights.

         17.      ASSIGNMENT AND SUBLICENSE.

                  17.1 BY HOLOGIC. Except as specifically permitted by this Agreement, Hologic shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any non-Affiliate third party without the prior written consent of Ostex, which consent may be withheld in Ostex's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Hologic, or any third-party acquisition of a majority of the business interests or voting shares of Hologic, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement. Any attempt by Hologic to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this SECTION 17 shall be void and shall, at the option of Ostex, be cause for immediate termination of this Agreement and all licenses granted hereunder. Transfers of any rights hereunder by Hologic to an Affiliate shall be permitted only after the delivery to Ostex of reasonable evidence that such Affiliate has agreed in writing to be bound by the terms of this Agreement.

                  17.2  BY  OSTEX.  Except  as  specifically  permitted  by this
Agreement, Ostex shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any non-Affiliate third party without the prior written consent of Hologic, which consent may be withheld in Hologic's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Ostex, or any third-party acquisition of a majority of the business interests or voting shares of Ostex, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement. Any attempt by Ostex to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this SECTION 17 shall be void and shall, at the option of Hologic, be cause for immediate termination of this Agreement and all licenses granted hereunder. Transfers of any rights hereunder by Ostex to an Affiliate shall be permitted only after the delivery to Hologic of reasonable evidence that such Affiliate has agreed in writing to be bound by the terms of this Agreement.

         18.      ARBITRATION.

                  18.1 AGREEMENT TO SETTLE DISPUTES BY ARBITRATION. At the request through notice of either Ostex or Hologic, any controversy or claim arising between the parties and related to or arising out of the construction, interpretation, or enforcement of any term or condition of this Agreement or any transaction hereunder (including the decision to enter into this Agreement), which controversy or claim cannot first be settled amicably between the parties (including without limitation through utilization of third-party mediation agreed to by both parties), shall be submitted to arbitration. Such arbitration shall be conducted in Seattle, Washington, if initiated by Hologic, or in Boston, Massachusetts, if initiated by Ostex, and in either case shall be conducted in accordance with the applicable Rules of the American Arbitration Association in effect on the date of such controversy or claim.

                  18.2 APPOINTMENT OF ARBITRATORS. Within thirty (30) days after the delivery pursuant to SECTION 18.1 above of a notice of request for arbitration, Hologic and Ostex shall each appoint one person as an arbitrator to hear and determine the dispute. The two persons so chosen shall by agreement select a third, impartial arbitrator, which selection shall be final and conclusive upon both parties. Each arbitrator shall be experienced in international and domestic manufacturing and distribution of products similar to NTx Meter Systems. If either party fails to designate its arbitrator within sixty (60) days after the notice of arbitration is received, then the arbitrator designated by the one party shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the dispute.

                  18.3 ARBITRATORS' POWERS. The arbitrators shall have all the powers of a State or Federal Court located at the site of the arbitration, including the power to order specific enforcement of this Agreement and to order the production of relevant and non-privileged documents by one party for inspection and duplication by the other party prior to the arbitration hearing; provided, however, that the arbitrators shall be bound by this Agreement with regard to the restriction on consequential, incidental, and punitive damages as set forth in SECTION 19.3 below.

                  18.4 DISCOVERY. The arbitrators prior to the hearing shall grant discovery pursuant to the intendment of the Federal Rules of Civil Procedure, and as the arbitrators determine to be appropriate under the circumstances.

                  18.5 PROTECTIVE ORDER. In the event of arbitration and at the request of either Ostex or Hologic, in order to protect Confidential Information and any other matter that either party would normally not reveal to third parties, the arbitrators shall enter a protective order in such form as the parties shall stipulate or as the arbitrators shall determine is suitable. Among other things, the protective order shall stipulate that the arbitrators themselves shall receive any information designated by either party as "confidential" solely for purposes of assessing the facts and law for purposes of the arbitration, and shall not otherwise use or disclose such matter. At the request of either party, the protective order shall be entered as an award of the arbitration panel and shall enable either party to obtain the assistance of a court of competent jurisdiction to enter equitable decrees or other relief to enforce the provisions of the order as if it had been entered by that court.

                  18.6 EFFECT OF DECISION. The decision of the arbitrators shall state the reason for the award and shall be final, binding and conclusive upon the parties. The parties shall comply with such decision in good faith as if it were a final decision of a court. Judgment upon the award shall be entered in any court of competent jurisdiction. Any award made in connection with any arbitration shall be made in U.S. Dollars.

                  18.7 RIGHTS OF THIRD PARTIES. Notwithstanding the agreement to arbitrate any dispute between Ostex and Hologic, in the event that a controversy or claim between Ostex and Hologic involves an adjudication of the rights of a third party, and that third party does not agree to submit to arbitration and would under Rule 19(a) of the Federal Rules of Civil Procedure, if feasible, be joined as an indispensable party, then the dispute shall be brought to, and determined by, a court of the competent jurisdiction.

                  18.8 INTERIM RELIEF. Upon the application of either party to this Agreement, and whether or not an arbitration, mediation or attempt to settle amicably has yet been initiated, all courts having jurisdiction over one or more of the parties are authorized to: (i) issue and enforce in any lawful manner such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (ii) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

         19. ATTACHMENTS. The Attachments listed below are incorporated by reference into this Agreement and shall for all purposes be deemed part hereof:

Attachment D               Serex Patent Rights
Attachment 3.4             Ostex Critical Reagent Specifications
Attachment 6.2             Marketing Plan (To be Appended per SECTION 6.2)
Attachment 7.2.4           Product Specifications - NTx Meter Strips and NTx
                           Meters

Attachment 13.1.2          Ostex Patent Rights and Know-How - Exceptions to
                           Warranty
Attachment 16.4            Ostex Trademark Filings
Attachment 16.5            Hologic Trademark Filings


         20. PUBLICITY. No party shall announce or publicize this Agreement or any terms thereof without the advance written consent of the others (which approval shall not be unreasonably withheld).

         21. RESPONSIBILITY FOR CLAIMS. In order to distribute between themselves the responsibility for the handling and expense of claims arising out of the manufacture, distribution, Sale or use of NTx Meter

Systems, the parties agree as follows:

                  21.1 OSTEX LIABILITY. Ostex shall be liable for and shall indemnify and hold Hologic harmless against any liability, damages or loss and from any claims, suits, proceedings, demands, recoveries or expenses in connection with (i) any Critical Reagents or NTx Assay Technology licensed or sold by Ostex to Hologic or its designated manufacturers pursuant to this Agreement arising out of, based on, or caused by product claims whether written or oral, made or alleged to be made, by Ostex in its advertising, publicity, promotion, or Sale of the Critical Reagents or NTx Assay Technology where such product claims were not approved by Hologic, including without limitation expenses of total or partial product recalls as described in SECTION 7.7 hereof, or (ii) any breach by Ostex of any of its representations or warranties contained herein or (iii) any of its negligent or willful acts or omissions. Hologic shall promptly notify Ostex of any such demand or claim which comes to its attention.

                  21.2 HOLOGIC LIABILITY. Hologic shall be liable for and shall indemnify and hold Ostex harmless against any liability, damages or loss and from any claims, suits, proceedings, demands, recoveries or expenses in connection with (i) any NTx Meters or NTx Meter Strips sold by Hologic to Ostex pursuant to this Agreement arising out of, based on, or caused by product claims whether written or oral, made or alleged to be made, by Hologic in its advertising, publicity, promotion, or Sale of the NTx Meters or NTx Meter Strips where such product claims were not approved by Ostex, including without limitation expenses of total or partial product recalls as described in SECTION
7.7 hereof, or (ii) any breach by Hologic of any of its representations or warranties contained herein or (iii) any of its negligent or willful acts or omissions. Ostex shall promptly notify Hologic of any such demand or claim which comes to its attention.

                  21.3 CONSEQUENTIAL, INCIDENTAL, AND PUNITIVE DAMAGES. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other party for any special, consequential, incidental or punitive damages that may arise out of this Agreement (including but not limited to damages for loss of sales, potential sales, profits or business), regardless of whether such other party has been informed of the possibility that such damages may occur.

         22. NOTICE. Any notice given in regard to this Agreement shall be given in writing and shall be delivered personally, or shall be sent by first class mail or registered certified mail, postage, and charges prepaid, to:

         if to Ostex:

                  Ostex International, Inc.
                  2203 Airport Way South

                  Suite 400
                  Seattle, Washington 98134

                  Attention:        Jeffrey J. Miller, Ph.D.,
                                    Senior Vice President, Corporate Development
                  Copy to:          Robert Glaser, President and COO

         if to Hologic:
                  Hologic, Inc.
                  590 Lincoln Street,
                  Waltham, MA 02154

                  Attention:        Joel Weinstein, Vice President -
                                    Business Development
                  Copy to:          S. David Ellenbogen, Chairman and CEO

Any notice so given shall be effective upon the date of actual receipt by the addressee as evidenced by return receipt or other written confirmation. Either party may by advance notice given pursuant to this SECTION 21 designate a substitute address for receipt of future notices.

         23. GOVERNING LAW. All claims or controversies asserted by Ostex against Hologic or Serex shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Any judicial action by Ostex relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Hologic or Serex), shall be brought and tried in the State or Federal Courts located in Massachusetts. All claims or controversies asserted by Hologic against Ostex or WRF shall be construed and enforced in accordance with the laws of the State of Washington. Any judicial action by Hologic relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Ostex or
WRF), shall be brought and tried in the State or Federal Courts located in the State of Washington. Notwithstanding the foregoing, interpretation and enforcement of the provisions of SECTION 18 shall be governed by and construed in accordance with the Federal Arbitration Act.

         24. INTEGRATION. It is the desire and intent of the parties to provide certainty as to their future rights and undertakings herein. The parties in this Agreement have incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement, in conjunction with the Co-Promotion Agreement:- (i) constitutes the entire agreement and understanding between the parties and there are no promises, representations, conditions, provisions or terms related thereto other than those forth in this Agreement and (ii) supersedes all previous undertakings, agreements and representation between the parties, written or oral, with respect to the subject matter hereof. No modification of, addition to, or waiver of any provisions of this Agreement shall be binding upon either party hereto unless the same shall be in writing duly executed by a duly authorized representative of both parties hereto.

         25. MODIFICATION. No modification to this Agreement shall be enforceable unless made in writing and signed by an authorized representative of each party.

         26. SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable for any reason, such provision shall be deemed inoperative only to the extent that it violates or conflicts with law or public policy and shall be deemed modified to the extent necessary to conform thereto, and all other provisions hereof shall remain in full force and effect.

         27. WAIVER. No express or implied waiver by either party of any right or remedy with respect to a default by the other party under any provision of this Agreement shall be deemed, interpreted or construed as a waiver of any right or remedy with respect to any other default under the same or any other provision hereof.

         28. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the restrictions on assignment set forth in SECTION 17 above.

         29. NONCOMPETITION. During the term of this Agreement, Hologic shall not enter into or maintain any marketing, licensing, or development agreement or relationship (whether directly or by reason of any merger, acquisition, consolidation or otherwise) with any company (other than Serex) which competes with Ostex to develop biochemical markers of bone resorption, and Ostex shall not enter into or maintain any marketing, licensing, or development agreement or relationship (whether directly or by reason of any merger, acquisition, consolidation or otherwise) with any company which competes with Hologic to develop devices to measure bone mass or other structural characteristics. If Hologic violates this provision, Ostex as its sole remedy for such violation may at its option and upon 30 days notice, terminate this Agreement. If Ostex violates this provision, Hologic as its sole remedy for such violation may at its option and upon 30 days notice, terminate this Agreement.

         30. STANDSTILL PROVISION. During the term of this Agreement, Hologic shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Ostex without the prior written consent of Ostex's Board of Directors; and Ostex shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Hologic or Serex, respectively, without the prior written consent of Hologic's Board of Directors. The parties each agree that any violation of this provision would cause irreparable harm to the other party. The parties each agree that the other party shall be entitled to all equitable remedies available to it to prevent violation of this provision, as well as all other legal remedies, and if successful in any claim, may recover from the violating party all reasonable costs and attorneys fees expended by it in seeking such remedy.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement the day and year last written below.

         DATED AND EFFECTIVE as of the date first written above.

                                           OSTEX INTERNATIONAL, INC.

                                           By       /S/ JEFFREY J. MILLER, PH.D.
                                                    Jeffrey J. Miller, Ph.D.,
                                                    Senior Vice President,
                                                    Corporate Development

                                  HOLOGIC, INC.

                                           By       /S/ S. DAVID ELLENBOGEN

                                                    S. David Ellenbogen
                                                    Chairman and CEO

                                  ATTACHMENT D

                               SEREX PATENT RIGHTS

  See Attached List as of 12/26/95 which represents Hologic's current knowledge
                          (to be updated and confirmed)

                                     PATENTS

              (a list to be updated to the date of this Amendment)

1.    US Patent No. 5,451,504 (Serial No. 07/737,091).

      Method and Device for Detecting the Presence of an Analyte in a Sample

2.    US Serial No. 08/047,156

     An Integrated Packaging Holder Device for Immunochromatographic Assays in Flow-Through or Dipstick Formats and foreign counterparts thereof and continuing application US Serial No. 08/539,170 (continuation of 08/047,156)

3.    US Serial No. 08/196,092 and foreign Counterparts

4.    US Serial No. 08/493.420 and foreign counterparts

5.    US Serial No. 08/192,778

                                 ATTACHMENT 3.4

                            Ostex Critical Reagent Specifications

                           OSTEX INTERNATIONAL, INC.

TITLE                   Lot No.         Doc No.         Rev.            Page
Ion Exchange 1H11                       2020            B               16 of 16
Purified
_______________________________________________________________________

7.0 Quality Control Testing

        7.1 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
_______________________________________________________________________
                Test            Acceptance               Pass/   Initials/
Parameter       Method          Criteria  Results         Fail    Date
_______________________________________________________________________
7.2  XXXXX      0004            XXXXX   _____           ____    ____
7.3  XXXXX      0006            XXXXX   _____           ____    ____
7.4  XXXXX      XXX             XXXXX   _____           ____    ____

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXX results


_________________________________________________________________________
Record reviewed by_________________________     ___________________
                    Quality Control             Date
Record reviewed by_________________________     ___________________
                                Quality Assurance               Date
Released _________________________________      Not Released _________


OSTEX INTERNATIONAL, INC.

TITLE                   Lot No.         Doc No.         Rev.            Page
NTx Concentrate                         2007            G               23 of 24
_______________________________________________________________________

                                                   -------ATTACHMENT 3-------
                                                            QC DATA SHEET

                Volume  NTx nromal      NTx Total       Protein  Protein         Specific Activity
                (ml)    BCE step 3.1    nanamol (ml)    step 8.3 Total mg        - (nmol/ml)/
                                        (ml)                     protein (mg/ml  mg/mlprotein
                                        nmol/ml BCE              Vol (ml))
                ____   ______          ________        _____     ________        __________

7.3.4 XXXX      Step 7.3.3
7.10 XXXX       Step 7.9
7.22 XXXX       Step 7.20
7.28 XXXX       Step 7.27


Total Nanomole yield =  (total nmoles step 7.3.4)            x 100=___________%
                       -----------------------------
                         (total nmoles step 7.28)
QC materials used
Osteomark kit PN 9006 or 9006 LN _____, clibrator diluent PN 2022 LN____
PBS PN 2003 LN ___. Gold 300 pmol.ml NTx in PBS from PN 4010 LN 336C04

(A) Assay 1 dilution 1_______   (D) Assay 2, Dilution 1______________
(B) Assay 1 dilution 2_______   (E) Assay 2, Dilution 2______________
(C) Avg. of (A) and (B)_______  (F) Avg. of (D) and (E) ______________
(G) Percent difference of (C) and (F) ____ (if(C)is greater than
 20%, repeat steps 8.1.3 to 8.1.5)
(H) Average (A),(B), (D) and (E)____ (Record (H) in the table above)
Note: Percent difference between x and y =100 (absolute value (x-y)/(average(x,y))

Number of aloquots:  _________
Volume of alquots:  __________
Total volume to inventory:________
Total nanomoles BCE to Inventory: _________

                                 ATTACHMENT 6.2

                 MARKETING PLAN (TO BE APPENDED PER SECTION 6.2)

                                ATTACHMENT 7.2.4

            Product Specifications - NTx Meter Strips and NTx Meters

                     See Attached - Subject to Modification

            Product Specifications - NTx Meter Strips and NTx Meters

                   Hologic Point-of-Care Bone Resorption Test

                          DRAFT Specifications (Goals)

1.  The test is being designed so as to qualify for XXXXX.
2.  Specimens = XXXX.
3. The method of XXXXXXXX must be simple, clean, nearly foolproof, and designed "to render the likelihood of erroneous results negligible." XXXXX
4.  There will be XXXXX.
5. The target time to run the tests, from the beginning of application of the specimen to the strips, is XXXXX.
6.  The XXXXX limits of the XXXXX.  The test should cover XXXXX.
7.  The  XXXXX limits of the XXXXX.  The test should cover XXXXX.
8. For both tests, XXXXX.
9. XXXXX. There will be approximately the dame as those of comparable tests currently commercially available.
10. Substances typically or occasionally found in XXX should not interfere with test performance. Though the list remains to be specified, probable candidates for inclusion are: XXXXX.

TEST FORMAT

11.  Initiation of any timing should be simple. (E.G.,XXXXX).
12. Once the (timed) test begins, and until it concludes, XXXX should be required.

CONTROLS

13. XXXXX will be supplied to users, with appropriate instructions for use. The goal is to have XXXX, and controls XXXX which are to be run as infrequently as possible, while providing acceptable levels of control.

METER FUNCTION

14. The meter will detect XXXX from each strip, and then using XXXX will calculate concentrations and the XXXX.
15.  The result reported by the meter will be the XXXXX.
16.  XXXXX.
17.  The meter will XXXXX as required.   XXXXXX.

ERROR CONDITIONS

18.  XXXXX.
19. If the meter detects a XXXX, no test result will be reported, and the meter will indicate XXXX.
20. Application of an XXXXXXX will detedted by the meter, and no test result will be reported.

METER MAINTENANCE

21.  The XXXX of the meter will be cleanable using XXXX.
22. If a meter malfunctions, it will be returned to the manufacturer for repair, and a replacement meter will be given to the user.

METER POWER, RELIABILITY

23.  The meter will be powered by XXXX. Target XXXX lifetime is XXXXX.
24.  Meter XXXXXXXXXXXXX in production.

STABILITY

25.  Target strip stability at launch XXXX.

METER REGULATORY REQUIREMENTS

26.  The meter will be manufactured according to XXXXX.
27.  The meter will have the XXXX.
28.  The meter will meet XXXX limits XXXX and XXXX limits XXXXX.

                                ATTACHMENT 13.1.2

            OSTEX PATENT RIGHTS AND KNOW-HOW - EXCEPTIONS TO WARRANTY

Pursuant to paragraph 14.1, the WRF and Ostex on June 12, 1996, filed a civil action for patent infringement against Osteometer Biotech A/S and Diagnostic Systems Laboratories, Inc. in the U.S. District Court of the Western District of Washington at Seattle (Civil Action No. C96-0910WD). The patent in suit, U.S. Patent No. 5,455,179, claims a method of monitoring degradation of type I collagen using an antibody that binds to carboxy-terminal telopeptide metabolites of type I collagen in urine and other body fluids. Plaintiffs claim that the CrossLaps ELISA Kit manufactured and distributed by the defendants infringes the `179 patent. Defendants have counterclaimed that the `179 patent is invalid, not infringed, and unenforceable. Osteometer has also denied jurisdiction. The case is set for trial commencing 12/2/97.

     Ostex is also defending two of its European patents in opposition proceedings in the European Patent Office. European Patent No. 394,296 has been opposed by Osteometer Biotech A/S, F.Hoffman-LaRoche AG, and Metra Biosystems, Inc. European Patent No. 502,928 has been opposed by Osteometer Biotech A/S, Metra Biosystems, Inc., and Boehringer Mannheim GMBH.

                                 ATTACHMENT 16.5

                            HOLOGIC TRADEMARK FILINGS

MARK            REGISTRATION NO.       ISSUE DATE              NOTES
----            ----------------       ----------              -----
ACCLAIM         1,70,513               4/23/96           X-Ray Technology, Inc.
CER             1,751,849              2/9/93                     _
HOLOGIC         1,652,292              7/30/91                    _
XXXXXXX         XXXXXXXXXXXX           XXXXX                  XXXXXXXXX.
XXXXXXX         XXXXXXXXXXXX           XXXXX                  XXXXXXXXX
QDR             1,510,840              11/1/88     Assigned to X-Ray Technology,


QDR-1000        1,506,996              10/4/88     Assigned to X-Ray Technology,
                                                                  Inc. 11/4/91
SAHARA          2,008,809              10/15/96                    _
XXXXXXX         XXXXXXXXXXX            XXXXXX                 XXXXXXXXXX
UBA             1,529,557              3/14/89                     _

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX